Exhibit 16 - Letter from Grant Thorton pursuant
           to Item 304(a)(3) of Regulation S-B



                                                    Grant Thorton


Securities and Exchange Commission
Washington
DC 20549
United States of America


                                                   28 November 2002

Dear Sir or Madam

CORSPAN, INC.
FILE NUMBER 000-26511

We have read Item 4 of the Form 8-K of Corspan Inc. dated November 25, 2002 and agree with the statements concerning our Firm contained therein.

Very truly yours

/s/ Grant Thornton
Grant Thornton